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                                                                     Exhibit 1.1


                            CHATEAU COMMUNITIES, INC.

                        2,000,000 Shares of Common Stock
                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT


                                February 10, 1998


PAINEWEBBER INCORPORATED
A.G. EDWARDS & SONS, INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Ladies and Gentlemen:

      Each of Chateau Communities, Inc., a Maryland corporation (the "Company"), and CP Limited Partnership, a Maryland limited partnership, confirms its agreement with you, as underwriters (collectively, the "Underwriters"), as follows:

      Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

      1. Description of Securities. The Company proposes to sell to you, under the terms and subject to the conditions of this Agreement, an aggregate of 2,000,000 shares (the "Firm Shares") of its Common Stock, $0.01 par value (the "Common Stock"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 300,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 3. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

      2. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

            (a) The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement on Form S-3 (No. 333-04544) for the registration of shares of Common Stock, including the Shares, and other securities of the Company, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"). Such registration statement has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, as from time to time amended or supplemented by the filing of
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documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934
Act"), or the 1933 Act or otherwise, is referred to herein as the "Registration Statement." A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offer and sale of the Shares contemplated by this Agreement, and additional information concerning the Company and its business has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Shares under this Agreement (or such earlier time as may be required by the 1933 Act Rules and Regulations). The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus," except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, shall be provided to you by the Company for use in connection with the offer and sale of any of the Shares under this Agreement, the term "Prospectus" shall refer to such revised prospectus from and after the time such documents are first provided to you for such use.

            (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) and, if later, the Option Closing Date, conformed or will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and, if later, the Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning you that was furnished to the Company by you specifically for use in the preparation thereof.

            (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the 1933 Act or were or are filed with the Commission under the 1934 Act, as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Rules and Regulations"), as applicable.

            (d) The financial statements and schedules set forth or incorporated by reference in the Registration Statement or Prospectus fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations


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and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied through the periods involved (except as otherwise stated therein). The summary financial, pro forma financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Coopers and Lybrand L.L.P. ("C&L") and Deloitte & Touche LLP ("D&T") (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the 1933 Act and the 1933 Act Rules and Regulations. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act, the 1933 Act Rules and Regulations, 1934 Act or the 1934 Act Rules and Regulations. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement or the Prospectus (i) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (ii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (e) The only subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company are the subsidiaries listed on Schedule I hereto (the "Subsidiaries"), which includes CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"). The Company and each of its Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. The Company and each of its Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company; and, other than the Subsidiaries, the Company owns no material amounts of stock or beneficial interest in any corporation, partnership, joint venture or other business entity and does not own 10% or more of the outstanding voting stock of any entity separately taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

            (f) The outstanding shares of Common Stock and the Shares have been duly authorized and are, or when the Shares are issued as contemplated hereby will be, validly issued, fully paid and non-assessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus. All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued and are fully paid and


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approximately 90% of such partnership interests are owned of record and beneficially by the Company free and clear of all liens, encumbrances, equities or claims.

            (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries on a consolidated basis, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company on a consolidated basis.

            (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries, or might materially and adversely affect the properties or assets thereof.

            (i) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the 1933 Act Rules and Regulations or the 1934 Act or by the 1933 Act or the 1934 Act Rules and Regulations that have not been so filed.

            (j) Each of the Company and the Operating Partnership has full corporate power and authority to enter into and perform this Agreement. The execution and delivery of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes the valid and legally binding agreement of the Company and the Operating Partnership, enforceable against them in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws or principles of public policy and subject to the qualification that the enforceability of the obligations of the Company and the Operating Partnership hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or the Operating Partnership is a party or by which they are bound or to which any of the property of the Company or the Operating Partnership is subject, the charter, or by-laws or partnership agreement, as the case may be, of the Company or the Operating Partnership, or any order, rule or regulation of any court or governmental agency or


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body having jurisdiction over the Company or the Operating Partnership or any of their properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required under the 1933 Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Underwriting Agreement, free of any preemptive or similar rights.

            (k) Each of the Company and the Operating Partnership has complied in all respects with all laws, regulations and orders applicable to it and its business; neither the Company nor the Operating Partnership is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership or any of their properties is bound, violation of which would individually or in the aggregate have a material adverse effect on the Company, and no other party under any such agreement or instrument to which the Company is a party, to the knowledge of the Company, in default in any material respect thereunder; and neither the Company nor the Operating Partnership is in violation of its charter or by-laws.

            (l) The Company or its Subsidiaries, as the case may be, has good and marketable title to all items of real property owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus, mortgages on real property, and those that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise or the Operating Partnership and its Subsidiaries considered as one enterprise; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets owned by the Company or any of its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) except as disclosed in the Prospectus, none of the Company, the Operating Partnership or any of their respective Subsidiaries, or, to the best of the knowledge of the Company and the Operating Partnership, any lessee under a lease relating to any of the Properties, is in default under any of the leases relating to the Properties and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospectus of the Company and its Subsidiaries considered as one enterprise or the Operating Partnership and its Subsidiaries considered as one enterprise; (d) no tenant under any of the leases pursuant to which the Company, the Operating Partnership or any of their respective Subsidiaries leases any of its real property or improvements has an option to purchase the premises demised under such lease; (e) each of the Properties is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the


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earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Operating Partnership and its subsidiaries considered as one enterprise; and (f) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise or the Operating Partnership and its Subsidiaries considered as one enterprise.

            (m) Title insurance in favor of the mortgagee, the Company, its Subsidiaries and Related Entities is maintained with respect to each of the Properties owned by the Company, its Subsidiaries and Related Entities, as shown in the Prospectus, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company, its Subsidiaries or Related Entities of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and Related Entities taken as a whole.

            (n) The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, nor do the Company or its Subsidiaries hold a participating interest therein.

            (o) Except as set forth in the Prospectus, the Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or its Subsidiaries or Related Entities, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company. In connection with the construction on or operation and use of the properties owned by the Company or its Subsidiaries or Related Entities, the Company represents that, as of the date of this Underwriting Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (p) Property and casualty insurance in favor of the Company and each of its Subsidiaries is maintained with respect to each of the properties owned by each of them in an amount and on such items as is reasonable and customary for businesses of this type.


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            (q) No holder of outstanding shares of capital stock of the Company has any rights to the registration of shares of capital stock of the Company which would or could require such securities to be included in the Registration Statement.

            (r) Each of the Company and its Subsidiaries has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Company and its Subsidiaries, taken as a whole.

            (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the New York Stock Exchange (the "NYSE"), or as may be necessary under state securities laws) has been obtained or made and is in full force and effect.

            (t) Each of the Company and its Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its respective business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company as a whole.

            (u) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operating in conformity with the requirements for qualification as a real estate investment trust under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

            (v) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (w) The Shares have been approved for listing upon official notice of issuance on the NYSE.


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            (x) Each of the partnership and joint venture agreements to which the Company is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or by-laws of the Company or any of its Subsidiaries or any material contract, lease or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

      3. Purchase, Sale and Delivery of Shares.

            (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $______ per Share the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II.

            (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Underwriters to purchase, severally and not jointly, up to 300,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "Option Shares Notice") by PaineWebber Incorporated to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by PaineWebber Incorporated in such manner as it deems advisable to avoid fractional shares.

            (c) Delivery of the Firm Shares shall be made to PaineWebber Incorporated for the accounts of the Underwriters [at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019], [through the book entry facilities with the Depository Trust Company], against payment of the purchase price by [Federal Reserve Funds check payable in immediately available funds to the order of the Company] [by wire transfer of


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Federal Funds or similar same day funds to an account designated in writing by the Company to PaineWebber Incorporated at least one business day prior to the Closing Date (as hereinafter defined)]. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day if this Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the "Closing Date").

      To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

      [Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriters shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.]

      The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

      4. Covenants. The Company covenants and agrees to:

            (a) Cause the Prospectus Supplement to be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations) (but only if you or your counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will (i) notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be


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necessary or advisable in connection with your distribution of the Shares, and
(iii) file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the 1934 Act that upon filing is deemed to be incorporated by reference therein) to which you or your counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

            (b) Advise you, promptly after either one of them shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

            (c) Comply with all requirements imposed upon them by the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, and the 1934 Act Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which, in the opinion of your counsel, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (d) Furnish to you copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request.

            (e) Furnish you with copies of filings of the Company under the 1933 Act and 1934 Act and with all other financial statements and reports it distributes generally to the holders of any class of its capital stock during the period of five years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

            (f) Make generally available to its security holders as soon as practicable and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations, but in any


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event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations and will advise you in writing when such statement has been made available.

            (g) Pay, or reimburse if paid by you, whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the costs incurred by the Company in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold, (iii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated by you, including the reasonable fees, disbursements and other charges of your counsel in connection therewith, and the preparation of a blue sky memoranda, (iv) counsel to the Company, (v) the transfer agent for the Shares (including the cost, if any, of preparing stock certificates for the Shares) and (vi) C&L, D&T or any other accountants engaged by the Company in connection with the offering of the Shares.

            (h) In connection with the offering contemplated by this Underwriting Agreement, the Company will, and will cause all affiliated purchasers within the meaning of Rule 100 of Regulation M under the 1934 Act to, comply with Regulation M under the 1934 Act.

            (i) Not take, at any time, directly or indirectly, other than in connection with this Underwriting Agreement, any action designed to stabilize, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization of, the price of the Shares.

            (j) Apply the net proceeds to the Company from the sale of the Shares by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

            (k) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Shares are to occur, unless otherwise specified in the Prospectus.

            (l) The Company and its executive officers will not, directly or indirectly, offer, sell or otherwise dispose of any shares of capital stock of the Company or securities convertible into or exchangeable for, or any rights to purchase or acquire, any such shares of capital stock, except as provided in the Prospectus Supplement, prior to the expiration of 90 days from the date of this Agreement without the prior written consent of PaineWebber Incorporated.

      5. Conditions of the Underwriter's Obligations at the Closing. Your obligation to purchase and pay for the Shares at the Closing as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein and to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) You shall have received the opinion of Rogers & Wells, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933
      Act) of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has corporate or partnership power and authority, as the case may be, to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in and in good standing in the states of Colorado, Florida, Georgia, Maryland, Michigan, Minnesota and Indiana.

                  (ii) The outstanding shares of capital stock of the Company and the Shares have been duly authorized and are, or when issued as contemplated hereby will be, fully paid and nonassessable by the Company and conform, or when so issued will conform, in all material respects, to the description thereof in the Prospectus, and the stockholders of the Company have no preemptive rights with respect to the Shares; and all of the partnership interests of the Operating Partnership owned by the Company are, to such counsel's knowledge, owned by the Company free and clear of all liens, charges and encumbrances;

                  (iii) The Registration Statement has become effective under the 1933 Act, the Prospectus will be filed as required by Section 2(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                  (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the 1933 Act or were filed with the Commission under the 1934 Act, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act or 1934 Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

                  (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                  (vi) This Underwriting Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws of the Company, or any statute known to such counsel applicable to the Company; and, to the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by you;

                  (vii) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code;

                  (viii) None of the Company or its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (ix) To the knowledge of such counsel, the Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the 1933 Act and the 1933 Act Rules and Regulations.

Such counsel shall also include a statement in such opinion to the effect that:

                  (i) Such counsel has reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Company at which contents of the Registration Statement and related matters were discussed and based on such review and participation, nothing has come to the attention of such counsel that leads such counsel to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (ii) Other than as disclosed in the Prospectus, to the best of such counsel's knowledge and without such counsel having made any investigation of any governmental records or court dockets or taken any other similar action, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or, or to such counsel's knowledge, threatened against, or involving the assets, properties or businesses of, the Company or any of its Subsidiaries, involving the Company's or any of its Subsidiaries' officers or directors or to which any of the Company's or any of its Subsidiaries' properties or other assets is subject which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or its Subsidiaries taken as a whole.

            (b) You shall have received from Goodwin, Procter & Hoar LLP, your counsel, such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

            (c) At the time of execution of this Underwriting Agreement and at the Closing Date, you shall have received letters from C&L and D&T, dated at the date of delivery thereof, to the effect set forth in Exhibit I hereto.

            (d) You shall have received from the Company a certificate, signed by the president or a vice president and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                  (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

            (e) The Shares shall have been duly authorized for listing by the NYSE upon official notice of issuance.

            (f) None of the Company or its Subsidiaries or any Property shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders' or partners' equity, as applicable, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

            (g) To the extent required by its rules, the NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

            (h) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request and the Company shall furnish to you such further certificates and documents as you shall have reasonably requested.

      6. Indemnification and Contribution.

            (a) The Company and the Operating Partnership will jointly and severally indemnify and hold harmless you and your directors, officers, employees and agents and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section

20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which you, or any such person, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the 1934 Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act by you in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Operating Partnership shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by you through gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any person by you and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

            (b) Each Underwriter will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each officer or director of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to you, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that any Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

            (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes a unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or you, the Company and you will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than you, such as persons who control the Company within the meaning of the 1933 Act and officers of the Company who signed the Registration Statement, who also may be liable for contribution) to which the Company and you may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and you, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), you shall not be required to contribute any amount in excess of the underwriting discounts, commissions and other compensation received by you and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of the Shares and payment therefore or (iii) any termination of this Underwriting Agreement.

      7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant hereto, and your agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling persons, or the Company or any of its officers or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

      8. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from PaineWebber Incorporated, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of PaineWebber Incorporated, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Company's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares or by the Nasdaq Stock Market, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crises shall have occurred the effect of any of which is such as to make it, in the sole judgment of PaineWebber Incorporated impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

      9. Reimbursement of Underwriter's Expenses. If the Company shall fail to tender the Shares for delivery to you by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by you in connection with this Underwriting Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to you.

      10. Notices. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 6430 South Quebec Street, Building 6, Englewood, CO 80111, Attention: Gary P. McDaniel, Telephone (303) 741-3703, Facsimile (303) 704-1620 (with a copy to Jay L. Bernstein, Esq., c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, phone 212-878-8527; fax 212-878-8375), or if sent to the Underwriters, shall be mailed, delivered, telexed or telecopied and confirmed to 1285 Avenue of the Americas, 19th Floor, New York, NY 10019,
Attention: David R. Jarvis, Telephone: (212) 713-7911, Facsimile: (212) 713-7949 (with copy to Gilbert G. Menna, P.C., c/o Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Telephone (617) 570-1433, Facsimile: (617) 523-1231).
Any party to this Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

      11. Parties. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Company and you and our respective successors and the controlling persons and officers referred to in Section 6(a) hereof, and no other person will have any right or obligation hereunder.

      12. Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Operating Partnership in accordance with its terms.


                                       Very truly yours,

                                       CHATEAU COMMUNITIES, INC.

                                       By:
                                          ______________________________________
                                          Name:
                                          Title:


                                       CP LIMITED PARTNERSHIP

                                       By: Chateau Communities, Inc.
                                           (one of its general partners)


                                           By:__________________________________
                                              Name:
                                              Title:


                                       By: ROC Communities, Inc.
                                           (its other general partner)


                                           By:__________________________________
                                              Name:
                                              Title:

ACCEPTED as of the date first above written

PAINEWEBBER INCORPORATED
A.G. EDWARDS & SONS, INC.


By: PaineWebber Incorporated


By:____________________________
   Name:
   Title:

                                    EXHIBIT I

                       FORM OF C&L AND D&T COMFORT LETTERS

                                   SCHEDULE I

                       LIST OF SUBSIDIARIES OF THE COMPANY

                                   SCHEDULE II

                                  UNDERWRITERS

      Name of Underwriters                Number of Firm Shares to be Purchased
      --------------------                -------------------------------------
      PaineWebber Incorporated
      A.G. Edwards & Sons, Inc.

      Total ..........................                2,000,000
                                                      =========


                                       24